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                                                                    Exhibit 24.1


                                POWER OF ATTORNEY


         The undersigned directors of Insurance Auto Auctions, Inc. (the "Corporation"), hereby appoint Thomas C. O'Brien and Scott P. Pettit as their true and lawful attorneys-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Exchange Act of 1934, as amended, the Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

         This Power of Attorney shall automatically terminate at the close of business on March 31, 2002.

         In witness whereof, the undersigned has executed this Power of Attorney on this 20th day of March, 2002.


              NAME                                     TITLE
              ----                                     -----


/s/ Joseph F. Mazzella                                 Chairman of the Board
-------------------------------------
Joseph F. Mazzella


/s/ Thomas C. O'Brien                                  Director and CEO
-------------------------------------
Thomas C. O'Brien


/s/ Maurice A. Cocca                                   Director
-------------------------------------
Maurice A. Cocca


/s/ Susan B. Gould                                     Director
-------------------------------------
Susan B. Gould


/s/ Peter H. Kamin                                     Director
-------------------------------------
Peter H. Kamin


/s/ Melvin R. Martin                                   Director
-------------------------------------
Melvin R. Martin


/s/ Jeffrey W. Ubben                                   Director
-------------------------------------
Jeffrey W. Ubben


/s/ John K. Wilcox                                     Director
-------------------------------------
John K. Wilcox